Exhibit 23.3

                            CONSENT OF TAX COUNSEL

We hereby consent to the filing of our form of Tax opinion as Exhibit 8.1 to this Registration Statement on Form S-1 and to all references to our Firm included or made a part of this Registration Statement. In addition, we hereby consent to the discussion of our form of Tax opinion in the Prospectus constituting part of this Registration Statement under the caption "Material U.S. Federal Income Tax Considerations."


New York, New York                          /s/  Sidley Austin Brown & Wood LLP
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May 27, 2005                                Sidley Austin Brown & Wood LLP